UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2023

REGENERX BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15070	52-1253406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15245 Shady Grove Road, Suite 470 Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 208-9191

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RGRX	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Definitive Material Agreement.

In May 2023, we made an offer to each holder of our Series B Common Stock Purchase Warrants dated June 30, 2021 to exchange those warrants for the issuance by us of a like number of shares of our Common Stock. Pursuant to this offer, the holders of an aggregate of 7,459,375 of these warrants agreed to the exchange. Included among the holders participating was Mr. Finkelstein, our President and CEO (56,250 warrants) and Aptafin S.p.A., an affiliate of us by share ownership (1,125,000 warrants).

On July 3, 2023, we sold and issued a $50,000 Convertible Promissory Note to Essetifin S.p.A., an affiliate of us by share ownership. This note accrues interest at a rate of 5% per annum and is due, if not earlier converted at the option of the holder to Common Stock, on June 11, 2028. Beginning six months after the initial note issuance, the principal and accrued interest on each note may be converted into shares of our Common Stock based on a conversion rate of $0.02 per share, subject to customary adjustments.

To induce Essetifin S.p.A. to lend funds to us, we also agreed to issue such investor a five-year warrant to purchase a number of shares of our Common Stock equal to 150% of the number of shares of Common Stock into which the purchased note could initially convert. The warrant is exercisable by the holder commencing six months after issuance at an exercise price of $0.02 per share, subject to customary adjustments.

The note and warrant we issued are in the same forms as those described in our report on Form 8-K dated June 13, 2023.

Item 3.02 Unregistered Sales of Equity Securities.

In May and June 2023, we exchanged an aggregate of 7,459,375 of our Series B Common Stock Purchase Warrants held by 22 individuals and entities for a like number of shares of our Common Stock. In exchanging the warrants for shares of our Common Stock, we relied on the exemption under Section 3(a)(9) of the Securities Act of 1933, as amended. No person or entity was paid or given any commission or other remuneration directly or indirectly for soliciting the exchange.

On July 3, 2023, we sold to one entity a $50,000 Convertible Promissory Note due on June 12, 2028. The principal and accrued interest on the note is convertible at the option of the holder beginning six months after issuance into shares of our Common Stock at a rate of $0.02 per share, subject to customary adjustments. In connection with the sale and issuance of this note, we issued this purchaser a five-year warrant to purchase (beginning six months after issuance) an aggregate of 3,750,000 shares of our Common Stock at an exercise price of $0.02 per share, subject to customary adjustments.

In selling and issuing the note and warrant, we relied on the exemption under Section 4(a)(2) of the Securities Act of 1933, as amended. The securities were sold in a private transaction to an entity that represented itself as an “accredited investor” and was acquiring the securities for investment, and we have noted the instruments representing the securities with restrictions on transfer unless in compliance with the Securities Act.

Item 8.01 Other Events.

On July 10, 2023, we began distributing a letter to stockholders describing the above warrant exchange and further explaining our rationale for seeking to terminate our reporting obligations under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

10.65	Letter to Stockholders dated July 10, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

By:	/s/ J.J. Finkelstein
J.J. Finkelstein
President and Chief Executive Officer

Date: July 10, 2023.